EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We consent to the incorporation by reference in the Registration Statements of MainSource Financial Group, Inc. on Form S-8 (Nos. 333-58295, 33-45395, 333-131824, 333-173196) and on Form S-3 (No. 333-185736) of our report, dated March 13, 2015, relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP
Indianapolis, Indiana March 13, 2015